As filed with the Securities and Exchange Commission on December 11, 2018
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 NeoGenomics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	74-2897368
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913
(239) 768-0600
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 Douglas M. VanOort
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913
(239) 768-0600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:
Clayton E. Parker, Esq
K&L Gates LLP
200 S. Biscayne Boulevard, Suite 3900
Miami, Florida 33131-2399
Telephone: (305) 539-3300
Facsimile: (305) 358-7095

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

 CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	10,835,145	$14.09	$152,667	$18,503
(1) All the shares of common stock being registered hereby are offered for the account of a selling stockholder who acquired such shares in a private transaction.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share and the proposed maximum aggregate offering price were calculated based on the market value of the Company's common stock. The market value was determined based on the average of the high and low prices of the Company's common stock on the NASDAQ Capital Market on December 10, 2018.
(3) The registration fee has been calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

PROSPECTUS

NeoGenomics, Inc.
10,835,145 Shares
Common Stock

____________________________________________________

This prospectus relates to the resale of up to 10,835,145 shares of our common stock, par value $0.001 per share, which may be offered for resale from time to time by the selling stockholder, GE Medical Systems Information Technologies, Inc. (“GE Info Tech”). The selling stockholder received these shares from us in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the terms and subject to the conditions of a stock purchase agreement, dated as of October 20, 2015, as amended on December 28, 2015, by and among us, our wholly owned subsidiary NeoGenomics Laboratories, Inc. and GE Medical Holding AB (“GE Medical”), a wholly owned subsidiary of GE Info Tech.
The shares of common stock may be offered by the selling stockholder in any manner described under “Plan of Distribution” beginning on page 8 of this prospectus. The selling stockholder may sell the shares of common stock described in this prospectus through public or private transactions, at market prices prevailing at the time of sale or negotiated prices, directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.
We may amend or supplement information contained in this prospectus from time to time. You should carefully read this prospectus and any amendments or supplements before you invest in shares of our common stock.
Our common stock is listed on the NASDAQ Capital Market under the symbol “NEO.” On December 10, 2018, the last reported sale price of our common stock on the NASDAQ Capital Market was $13.94 per share.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS, AS WELL AS RISK FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND EACH SUBSEQUENT QUARTERLY REPORT ON FORM 10-Q (WHICH DOCUMENTS ARE INCORPORATED BY REFERENCE HEREIN), BEFORE YOU INVEST IN SHARES OF OUR COMMON STOCK.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2018.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder named in this prospectus may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholder may offer. Each time the selling stockholder offers the securities described in this prospectus, the selling stockholder is required to provide the offeree with this prospectus, and in certain cases, a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Incorporation by Reference.”
This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” before you make an investment decision.
Neither we nor the selling stockholder have authorized any other person to provide you with information that is different from that contained in or incorporated by reference herein, in any related prospectus supplement or in any related free writing prospectus. We and the selling stockholder do not take any responsibility for, and can provide no assurance as to the reliability of, any other information, that others may give you. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read the entire prospectus, any accompanying prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in any accompanying prospectus supplement and any related free writing prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, NeoGenomics, Inc. is referred to herein, collectively with all of its subsidiaries, as the “Company”, “NeoGenomics”, or “we”, “us”, or “our”.
The Company
We operate a network of cancer-focused genetic testing laboratories in the United States as well as a laboratory in Switzerland.  We believe the Company provides one of the most comprehensive oncology-focused testing menus in the industry for physicians to help diagnose and treat cancer. The Company’s Pharma Services division serves pharmaceutical clients in clinical trials and drug development. Our mission is to improve patient care through exceptional genetic and molecular testing services. Our vision is to become the world’s leading cancer testing and information company by delivering uncompromising quality, exceptional service and innovative solutions.
Headquartered in Fort Myers, FL, NeoGenomics operates laboratories in Aliso Viejo and Fresno, California; Tampa and Fort Myers, Florida; Houston, Texas; Nashville, Tennessee; Atlanta, Georgia; and Rolle, Switzerland.  NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States.
About Us
Our principal executive offices are located at 12701 Commonwealth Drive, Suite 5, Fort Myers, Florida 33913. Our telephone number is (239) 768-0600. Our principal website can be accessed at www.neogenomics.com. The information on or accessible through, any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

RISK FACTORS
An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
If the selling stockholder sells all or a portion of the shares of our common stock covered by this prospectus, it could cause our common stock price to decline.
The sale by the selling stockholder of the shares of our common stock covered by this prospectus could depress the market price for our common stock. Such sales may also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate to raise funds through future equity offerings of our common stock.

FORWARD-LOOKING STATEMENTS
The information in this prospectus, including information in documents incorporated by reference in this prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to NeoGenomics, Inc., a Nevada corporation and its subsidiaries, NeoGenomics Laboratories, Inc., a Florida corporation (“NeoGenomics Laboratories”), NeoGenomics Bioinformatics Inc., a Florida corporation, and Clarient, Inc., a Delaware corporation and its wholly owned subsidiary, Clarient Diagnostic Services, Inc. (together “Clarient”) (collectively referred to as “we”, “us”, “our”, “NeoGenomics”, or the “Company”), which are subject to the “safe harbor” created by those sections.
These statements concerning our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management. The words “anticipates”, “believes”, “estimates”, “expects”, “intends”, “may”, “plans”, “projects”, “will”, “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the risks set forth under “Risk Factors” herein and in Part I, Item 1A, “Risk Factors” contained in our Annual Report on Form 10-K as filed with the SEC on March 13, 2018 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock sold from time to time by the selling stockholder under this prospectus. The selling stockholder will receive all of the net proceeds from the sale of any shares of our common stock under this prospectus. The selling stockholder will pay any expenses incurred by the selling stockholder for brokerage, accounting, tax, legal services or any other expenses incurred by the selling stockholder in disposing of these shares. We will pay certain costs and fees related to the registration of the shares of common stock covered by this prospectus.

SELLING STOCKHOLDER
We are registering for resale by the selling stockholder 10,835,145 shares of our common stock. As previously described in reports filed with the SEC, on October 20, 2015, GE Medical Holding AB, a private limited company (privat aktiebolag) organized under the laws of the Kingdom of Sweden (Reg. No. 556648-9315) (“GE Medical”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with us and NeoGenomics Laboratories. Pursuant to the Purchase Agreement, NeoGenomics (through NeoGenomics Laboratories) acquired from GE Medical all of the issued and outstanding shares of common stock of Clarient, Inc. (“Clarient”), a wholly owned subsidiary of GE Medical, for a purchase price consisting of (i) cash consideration of approximately $74.0 million, (ii) 15,000,000 shares of our common stock (“Common Shares”) and (iii) 14,666,667 shares of our Series A convertible preferred stock (“Preferred Shares”) (collectively, the “Transaction”). The Transaction closed on December 30, 2015. As permitted by the Purchase Agreement, GE Medical transferred its right to receive the Common Shares and the Preferred Shares issued in the Transaction to its parent company, GE Medical Systems Information Technologies, Inc., a Wisconsin corporation (“GE InfoTech”).
On December 30, 2015, in accordance with the terms of the Purchase Agreement and concurrent with the closing of the Transaction, we entered into an Investor Board Rights, Lockup and Standstill Agreement (the “Investor Rights Agreement”) with GE InfoTech and General Electric Company (“General Electric”). Pursuant to the Investor Rights Agreement, GE InfoTech is entitled to appoint a designee to our board of directors (the “Board”), provided that such designee meets the director qualification requirements set forth in the Investor Rights Agreement. Thereafter, for so long as GE InfoTech, General Electric and the subsidiaries of General Electric (collectively, the “GE Parties”) continue to beneficially own in the aggregate at least 10% of our then-outstanding voting stock, GE InfoTech is entitled to designate for nomination one director for election at each annual or special meeting of our stockholders at which directors of the Board are to be elected and at which the seat held by GE InfoTech’s designee is subject to election. Subject to the terms of the Investor Rights Agreement, we are required to support the election of such nominee and GE InfoTech is required to vote all of our voting stock beneficially owned by it in favor of the director slate nominated by management. Stephen Kanovsky is currently the GE Info Tech designee on our Board.
On December 30, 2015, in accordance with the terms of the Purchase Agreement and concurrent with the closing of the Transaction, we and GE InfoTech entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, we are required to file a shelf registration statement for the offer and sale of the Common Shares acquired in the Transaction and any shares of common stock issuable upon conversion of the Preferred Shares. The Registration Rights Agreement also provides GE InfoTech with customary demand and piggyback registration rights with respect to such shares. NeoGenomics is required to pay all registration expenses relating to any shelf, demand or piggyback registration, including the fees and expenses of one counsel for the GE Parties, but not including underwriting fees, discounts or commissions. The Registration Rights Agreement also contains customary cross-indemnification provisions. We are filing the registration statement of which this prospectus is a part in accordance with the terms of the Registration Rights Agreement.
On December 22, 2016, we redeemed directly from GE InfoTech 8,066,667 Preferred Shares at a redemption price of approximately $6.8182 per share. In December 2017, the Company issued 264,000 additional shares of Preferred Stock as a PIK dividend resulting in a balance of 6,864,000 shares outstanding as of December 31, 2017. On June 25, 2018, NeoGenomics redeemed from GE InfoTech the remaining 6,864,000 Preferred Shares at a redemption price of $7.30 per share. Such redemptions and the PIK dividend occurred pursuant to the terms of the Preferred Shares. After the redemption on June 25, 2018, there were no Preferred Shares outstanding. On November 9, 2018, GE InfoTech sold 4,164,855 of the Common Shares at a price per share of $16.75 pursuant to Rule 144 under the Securities Act.
The table below is based on information provided to us by the selling stockholder. The following table sets forth the name of the selling stockholder, the number of shares of our common stock beneficially owned by the selling stockholder as of the date of this prospectus, and the number of shares that may be offered by the selling stockholder pursuant to this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. We do not know when or in what amounts the selling stockholder may sell or otherwise dispose of the shares covered hereby and therefore cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. We have, therefore, assumed for the purposes of the following table, that the selling stockholder will sell all of the shares owned beneficially that are covered by this prospectus.

We believe, based on information supplied by the selling stockholder, that the selling stockholder and its affiliates have sole voting and dispositive power with respect to the common stock reported as beneficially owned.

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding (2)	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned (3)	Percent of Shares of Common Stock Outstanding (3)
GE Medical Systems Information Technologies, Inc. (1)	10,835,145	11.6%	10,835,145	—	—%
(1) GE Medical Systems Information Technologies, Inc. is a wholly owned subsidiary of General Electric Company. The principal address of GE Medical Systems Information Technologies, Inc. is 8200 West Tower Avenue, Milwaukee, Wisconsin 53223. The principal address of General Electric Company is 41 Farnsworth Street, Boston, Massachusetts 02210.
(2) Based on 93,455,113 shares outstanding as of November 30, 2018.
(3) Assumes that the selling stockholder disposes of all of the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK
The following summary description of our capital stock is based on the provisions of our articles of incorporation, as amended (“Articles of Incorporation”), as well as our amended and restated bylaws, as amended (“Bylaws”), and the applicable provisions of Chapter 78 of the Nevada Revised Statutes. This information is qualified entirely by reference to the applicable provisions of our Articles of Incorporation, Bylaws and Chapter 78 of the Nevada Revised Statutes. For information on how to obtain copies of our Articles of Incorporation and Bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.” As of the date of this prospectus, our authorized capital stock consists of 250,000,000 shares of common stock, $0.001 par value and 50,000,000 shares of preferred stock, $0.001 par value. No shares of preferred stock are currently outstanding.
Common Stock
As of November 30, 2018, we had 93,455,113 shares of common stock outstanding.
Voting Rights. The holders of common stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so.
Dividends. The holders of common stock are entitled to share equally in dividends, if, as and when declared by our Board of Directors (the “Board”), out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.
Liquidation. Upon liquidation, dissolution or winding-up of NeoGenomics, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of our common stock.
Other Rights and Preferences. The holders of our common stock do not have preemptive or conversion rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares.
Fully Paid and Non-assessable. The outstanding shares of our common stock are fully paid and non-assessable.

PLAN OF DISTRIBUTION
The selling stockholder may, from time to time, sell or otherwise dispose of any or all of the shares of common stock pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The shares of common stock may be sold in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions otherwise than on these exchanges or systems or in the over-the-counter market; and
•through the writing of options, whether such options are listed on an options exchange or otherwise.
The selling stockholder may use any one or more of the following methods when selling the shares offered hereby:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell such shares as agent or principal of all of such shares held by the selling stockholder;
•purchases by a broker-dealer as principal and resale by such broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales;
•sales pursuant to Rule 144;

•	agreements between broker-dealers and the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of common stock offered hereby to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock offered hereby for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock offered hereby or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock offered hereby in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock offered hereby short, and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock offered hereby to broker-dealers that in turn may sell such shares.
The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock offered hereby and owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act. The selling stockholder also may transfer and donate the shares of common stock offered hereby in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling stockholder and any broker-dealer participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock offered hereby is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.
Under the securities laws of some states, the shares of common stock offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.
The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock offered hereby by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock offered hereby to engage in market-making activities with respect to the shares of common stock offered hereby. All of the foregoing may affect the marketability of the shares of common stock offered hereby and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock offered hereby.
We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $143,503 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.
Once sold under the registration statement of which this prospectus forms a part, the shares of common stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus has been passed upon for us by Snell & Wilmer L.L.P., Reno, Nevada.

EXPERTS
The consolidated financial statements of NeoGenomics, Inc. as of December 31, 2017, and for each of the years in the three-year period ended December 31, 2017 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting.

The financial statements of Genesis Acquisition Holdings Corp. and subsidiaries (the "Successor Company”) as of and for the period March 1, 2017 to December 31, 2017, and Genoptix, Inc. and subsidiaries (the “Predecessor Company") as of and for the period January 1, 2017 to February 28, 2017 and the year ended December 31, 2016 incorporated in this prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and contains emphasis-of-matters paragraphs that describes (1) that the financial statements for the Successor Company and Predecessor Company do not purport to be comparable to other periods as a result of the business combination on March 1, 2017 and (2) that the separate accounts and records maintained by the Predecessor Company have been prepared by Novartis Finance Corporation (“Novartis”) and include certain allocations of costs from Novartis that may not necessarily be indicative of the conditions that would have existed or the results of operations if the Predecessor Company had been operated as a separate entity apart from Novartis). Such financial statements have been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file reports and other information with the SEC as required by the Exchange Act. You can review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.
This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any of the sources listed above.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus or any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 13, 2018;

•	our Proxy Statement on Schedule 14A filed on April 20, 2018 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K);

•
our Quarterly Reports on Form 10-Q for the periods ending March 31, 2018, filed with the SEC on May 8, 2018; June 30, 2018, filed with the SEC on August 6, 2018; September 30, 2018, filed with the SEC on November 6, 2018;

•
our Current Reports on Form 8-K filed with the SEC on March 20, 2018, March 23, 2018, April 19, 2018, May 7, 2018, May 25, 2018 (containing Item 8.01 disclosure), June 1, 2018, June 6, 2018, June 25, 2018, August 10, 2018, October 26, 2018 and December 10, 2018 (other than Item 7.01); and

•
the description of our common stock contained in the registration statement on Form 8-A (Registration No. 000-54384), filed with the SEC under Section 12(g) of the Exchange Act on May 2, 2011, as updated by the description of our common stock set forth in the Prospectus Supplement to our Registration Statement No. 333-186067 filed with the SEC pursuant to Rule 424(b)(5) on February 28, 2013.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:
NeoGenomics, Inc.
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913
(239) 768-0600

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the filing of this registration statement. The amount of any additional fees that may be incurred in connection with the issuance, distribution, and sale of the offered securities registered hereby are not known. Such fees, which could be significant, will be disclosed in any applicable prospectus supplement filed in connection with such future offering. All fees and expenses including the amounts set forth below, other than underwriting discounts and commissions and the legal fees of counsel for any party other than us and the selling stockholder, incurred in connection with the sale of the offered securities will be borne by us.

SEC Registration Fee	$18,503
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	115,000
Miscellaneous	—
Total	$143,503
 ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Subsection (1) of Section 78.7502 of the Nevada General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgment, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Subsection (2) of Section 78.7502 of the Nevada General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses (including amounts paid in settlement and attorney’s fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.
Subsection (3) of Section 78.7502 of the Nevada General Corporation Law provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsection (1) and (2) or in the defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorney’s fees) actually and reasonable incurred by him or her in connection therein.
Our articles of incorporation provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages.  The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our articles of incorporation and bylaws provide that we shall indemnify and advance expenses to our currently acting and former directors to the fullest extent permitted by the Nevada Revised Statutes and that we shall indemnify and advance expenses to our officers to the same extent as our directors and to such further extent as is consistent with law.
The articles and bylaws provide that we will indemnify our directors and officers and may indemnify its employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with us.  However, nothing in our articles of incorporation or bylaws protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.  To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy and is, therefore, unenforceable.

ITEM 16. EXHIBITS
EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Location
1.1	Underwriting Agreement	To be filed by amendments to this registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act
2.1	Stock Purchase Agreement, dated as of October 20, 2015, by and among NeoGenomics Laboratories, Inc. and GE Medical Holding AB	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the SEC on October 26, 2015
2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of December 28, 2015, by and among NeoGenomics Laboratories, Inc. and GE Medical Holding AB	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the SEC on December 31, 2015
3.1	Articles of Incorporation, as amended	Incorporated by reference to the Company’s Registration Statement on Form SB-2, as filed with the SEC on February 10, 1999
3.2	Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on January 3, 2002	Incorporated by reference to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the SEC on May 20, 2003
3.3	Amendment to Articles of Incorporation filed, with the Nevada Secretary of State on April 11, 2003	Incorporated by reference to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the SEC on May 20, 2003
3.4	Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on December 28, 2015	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the SEC on December 31, 2015
3.5	Certificate of Designation of Series A Convertible Preferred Stock	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the SEC on December 31, 2015
3.6	Amended and Restated Bylaws	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the SEC on October 17, 2014
3.7	Amendment to Amended and Restated Bylaws	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, as filed with the SEC on November 6, 2015
5.1	Opinion of Snell & Wilmer L.L.P.	Provided herewith
10.1	Investor Board Rights, Lockup and Standstill Agreement, dated December 30, 2015, by NeoGenomics, Inc. and GE Medical Information Systems Technologies, Inc.	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the SEC on December 31, 2015
10.2	Registration Rights Agreement, dated December 30, 2015, by and between NeoGenomics, Inc. and GE Medical Information Systems Technologies, Inc.	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the SEC on December 31, 2015
23.1	Consent of Crowe LLP	Provided herewith
23.2	Consent of Deloitte & Touche LLP	Provided herewith
23.3	Consent of Snell & Wilmer L.L.P.	Included in Exhibit 5.1
24.1	Powers of Attorney	Set forth on the signature page hereto
ITEM 17. UNDERTAKINGS
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Myers, State of Florida, on December 11, 2018.

NEOGENOMICS, INC.

By:	/s/ Douglas M. VanOort
Name:	Douglas M. VanOort
Title:	Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas M. VanOort and Sharon Virag, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Nevada and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated below:

Signatures	Title(s)	Date
/s/ Douglas M. VanOort	Chief Executive Officer and Chairman of the Board	December 11, 2018
Douglas M. VanOort

/s/ Sharon A. Virag	Chief Financial Officer	December 11, 2018
Sharon A. Virag

/s/ Kathryn B. McKenzie	Principal Accounting Officer	December 11, 2018
Kathryn B. McKenzie

/s/ Steven C. Jones	Director	December 11, 2018
Steven C. Jones

/s/ Bruce K. Crowther	Director	December 11, 2018
Bruce K. Crowther

/s/ Kevin C. Johnson	Director	December 11, 2018
Kevin C. Johnson

/s/ Raymond R. Hipp	Director	December 11, 2018
Raymond R. Hipp

/s/ Lynn A. Tetrault	Director	December 11, 2018
Lynn A. Tetrault

/s/ Alison L. Hannah	Director	December 11, 2018
Alison L. Hannah

/s/ Stephen M. Kanovsky	Director	December 11, 2018
Stephen M. Kanovsky